Exhibit 23(a)

Consent of Independent Auditors

We consent to the inclusion of our report dated January 29, 2001, with respect to the consolidated financial statements and schedules of Keyport Life Insurance Company, Inc. included in the Annual Report (Form 10-K Nos. 33-3630, 333-1783 and 333-13609) for the year ended December 31, 2000.

ERNST & YOUNG LLP

Boston, Massachusetts

March 30, 2001